As filed with the Securities and Exchange Commission on August 7, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

 GLOBAL EAGLE ENTERTAINMENT INC.

(Exact name of Registrant as specified in its charter)

Delaware	27-4757800
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

4553 Glencoe Avenue Los Angeles, California 90292 (310) 437-6000
(Address of Principal Executive Offices, including Zip Code and Telephone Number)

The Global Eagle Entertainment Inc. Amended and Restated 2013 Equity Incentive Plan
(Full Title of the Plan)

Jay Itzkowitz, Esq. Senior Vice President and General Counsel 4553 Glencoe Avenue Los Angeles, California 90292 (310) 437-6000

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

With a copy to:

Joel L. Rubinstein, Esq.

McDermott Will & Emery LLP

340 Madison Avenue

New York, New York 10173

(212) 547-5400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule12b-2 of the Exchange Act. (Check One):

Large Accelerated Filer  ☐    Accelerated Filer  ☒

Non-Accelerated Filer  ☐ (Do not check if a smaller reporting company)    Smaller Reporting Company  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.0001 per share, to be issued pursuant to awards to be granted under the Global Eagle Entertainment Inc. Amended and Restated 2013 Equity Incentive Plan	1,500,000 shares	$12.45 (2)	$18,675,000 (2)	$2,170.04

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of Common Stock which become issuable under the Global Eagle Entertainment Inc. Amended and Restated 2013 Equity Incentive Plan (the “Plan”), by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant’s Common Stock.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and (h) under the Securities Act. The price is computed based upon the average of the high and low sales prices of the Registrant’s Common Stock on August 3, 2015, as reported on the NASDAQ Capital Market.

EXPLANATORY NOTE

This Registration Statement on Form S-8 registers the offer and sale of an additional 1,500,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), of Global Eagle Entertainment Inc. (the “Company”) for issuance under the Global Eagle Entertainment Inc. Amended and Restated 2013 Equity Incentive Plan (the “Plan”). The shares are being registered in addition to the Common Stock previously registered for issuance under the Global Eagle Entertainment Inc. 2013 Equity Incentive Plan, as amended, pursuant to the Company’s Registration Statement on Form S-8 filed with the United States Securities and Exchange Commission (the “SEC”) on December 23, 2013 (Registration Number 333-193052) (the “2013 Registration Statement”). In accordance with Instruction E to the General Instructions to Form S-8, the contents of the 2013 Registration Statement are hereby incorporated by reference herein, except to the extent supplemented, amended or superseded by the information set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents By Reference.

The following documents filed with the SEC by the Company pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in this Registration Statement:

(1)	Annual Report on Form 10-K for the year ended December 31, 2014, filed on March 17, 2015 (File No. 001-35176);

(2)	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015 and June 30, 2015, filed with the SEC on May 8, 2015, and August 7, 2015, respectively (File No. 001-35176);

(3)	Current Reports on Form 8-K filed on February 9, 2015 (Item 1.01 only), February 19, 2015, April 7, 2015, April 16, 2015 and June 29, 2015 (File No. 001-35176); and

(4)	Registration Statement on Form 8-A (File No. 001-35176) filed on May 12, 2011, including any amendment or report filed for the purpose of updating such description.

In addition, all documents the Company subsequently files pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities covered hereby then remaining unsold are incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

Item 8. Exhibits.

Exhibit No.	Description

4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.2 to Amendment No. 4 to the Company’s Registration Statement on Form S-1 (File No. 333-172267), filed with the SEC on May 11, 2011)

4.2	Form of Warrant Agreement by and between the Company and American Stock Transfer & Trust Company, LLC (incorporated by reference to Exhibit 4.4 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 (File No. 333-172267), filed with the SEC on April 6, 2011)

4.3	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (File No. 333-172267), and included as an exhibit in the Warrant Agreement, filed with the Securities and Exchange Commission on March 21, 2011)

4.4	Indenture (including the Form of Convertible Note), dated as of February 18, 2015, with respect to the Company’s 2.75% Convertible Senior Notes due 2035, between the Company and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K (File No. 001-35176), filed with the SEC on February 6, 2013)

5.1	Opinion of McDermott Will & Emery LLP

23.1	Consent of Ernst & Young, LLP

23.2	Consent of Rose, Snyder & Jacobs LLP

23.3	Consent of McDermott Will & Emery LLP (contained in the opinion filed as Exhibit 5.1 hereto)

24.1	Power of Attorney (included on signature page to this Registration Statement)

99.1	Global Eagle Entertainment Inc. Amended and Restated 2013 Equity Incentive Plan (incorporated by reference to Appendix A to the Global Eagle Entertainment Inc. Definitive Proxy Statement on Schedule 14A (File No. 001-35176) filed on April 30, 2015)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on August 7, 2015.

GLOBAL EAGLE ENTERTAINMENT INC.

By:	/s/ Jay Itzkowitz
	Name:	Jay Itzkowitz
	Title:	Senior Vice President and General Counsel

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below, constitutes and appoints David M. Davis, Michael Zemetra and Jay Itzkowitz, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorney-in-fact and agent may deem necessary or advisable in order to enable the Company to comply with the Securities Act and any requirements of the SEC in respect thereof, in connection with the filing with the SEC of this Registration Statement on Form S-8 under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the SEC, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto said attorney-in-fact and agent, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ David M. Davis	Director and Chief Executive Officer	August 7, 2015
David M. Davis	(Principal Executive Officer)

/s/ Michael Zemetra	Chief Financial Officer and Treasurer	August 7, 2015
Michael Zemetra	(Principal Financial Officer and Principal Accounting Officer)

/s/ Edward L. Shapiro	Chairman of the Board	August 7, 2015
Edward L. Shapiro

/s/ Jeffrey E. Epstein	Director	August 7, 2015
Jeffrey E. Epstein

/s/ Stephen Hasker	Director	August 7, 2015
Stephen Hasker

/s/ Jeffrey A. Leddy	Director	August 7, 2015
Jeffrey A. Leddy

/s/ Louis Bélanger-Martin	Director	August 7, 2015
Louis Bélanger-Martin

/s/ Robert W. Reding	Director	August 7, 2015
Robert W. Reding

/s/ Jeff Sagansky	Director	August 7, 2015
Jeff Sagansky

/s/ Harry E. Sloan	Director	August 7, 2015
Harry E. Sloan

EXHIBIT INDEX

Exhibit No.	Description

4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.2 to Amendment No. 4 to the Company’s Registration Statement on Form S-1 (File No. 333-172267), filed with the SEC on May 11, 2011)

4.2	Form of Warrant Agreement by and between the Company and American Stock Transfer & Trust Company, LLC (incorporated by reference to Exhibit 4.4 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 (File No. 333-172267), filed with the SEC on April 6, 2011)

4.3	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (File No. 333-172267), and included as an exhibit in the Warrant Agreement, filed with the Securities and Exchange Commission on March 21, 2011)

4.4	Indenture (including the Form of Convertible Note), dated as of February 18, 2015, with respect to the Company’s 2.75% Convertible Senior Notes due 2035, between the Company and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K (File No. 001-35176), filed with the SEC on February 6, 2013)

5.1	Opinion of McDermott Will & Emery LLP

23.1	Consent of Ernst & Young, LLP

23.2	Consent of Rose, Snyder & Jacobs LLP

23.3	Consent of McDermott Will & Emery LLP (contained in the opinion filed as Exhibit 5.1 hereto)

24.1	Power of Attorney (included on signature page to this Registration Statement)

99.1	Global Eagle Entertainment Inc. Amended and Restated 2013 Equity Incentive Plan (incorporated by reference to Appendix A to the Global Eagle Entertainment Inc. Definitive Proxy Statement on Schedule 14A (File No. 001-35176) filed on April 30, 2015)